UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2004

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO 63141

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 19, 2004, the Company granted a Non-Qualified Stock Option Agreement and a Restricted Stock Equivalent Award Agreement to each of the Executive Officers listed on the exhibit to this filing.

The material terms of the Non-Qualified Stock Option Agreement are as follows:

1.    Option Price.  New York Stock Exchange - Composite Transactions closing price on date of grant.
2.    Term.  Ten years from date of grant.
3.    Exercise.  Award will become exercisable at a rate of 25% per year on the grant anniversary dates in 2005, 2006, 2007 and 2008. Award will not be exercisable after the tenth anniversary date of the date of grant. Subject to the foregoing, any portion of the Award that is exercisable (including any portion that becomes exercisable upon acceleration as described below) will remain exercisable:
a.	following termination of employment (including voluntary and involuntary employment), retirement, total and permanent disability, or death, until the earlier of (i) five years from the date of termination or (ii) ten years from the date of grant;
b.	following termination of employment for cause, for 7 days following termination. If the Committee determines that any portion of a grant that is not yet exercisable has been forfeited as described below, any portion that is exercisable will remain so for only 7 days following the determination of forfeiture.
4.    Acceleration.  The entire portion of the recipient’s Award will become exercisable upon:
a.	Death;
b.	Declaration of total and permanent disability;
c.	Retirement following attainment of age 55;
d.	Involuntary termination of employment, other than for cause;
e.	Change of control of Energizer Holdings, Inc.
5.    Forfeiture.    Any portion of the recipient’s Award that is not exercisable will be forfeited upon:
a.    the recipient’s involuntary termination for cause;
b.	a determination by the Committee that the recipient engaged in competition with the Company; or
c.	a determination by the Committee that the recipient engaged in activity or conduct contrary to the best interests of the Company, as described in the Plan.

The material terms of the Restricted Stock Equivalent Award Agreement are as follows:

1.    Award.  As of the date of the award, recipients will be credited with restricted Common Stock equivalents which, upon vesting, will convert into an equal number of actual shares of Common Stock.
2.    Vesting; Payment.  One-fourth of the restricted stock equivalents granted to each recipient will vest October 19, 2005, one-fourth will vest October 19, 2006, one-fourth will vest October 19, 2007, and the final one-fourth will vest October 19, 2008. Upon vesting, unless there has been an election to defer conversion, the equivalents will convert into shares of Common Stock, which will then be issued to the recipient. The shares issued will be free of any restrictions on transfer or pledge.
3.    Acceleration.   All unvested restricted stock equivalents granted to a recipient will immediately vest upon his or her:
a.	Death;
b.	Declaration of total and permanent disability;
c.	Involuntary termination of employment, other than for cause;
d.	Change of control of Energizer Holdings, Inc. - however, a change of control approved in advance by the Company’s Board would not trigger acceleration
4.    Forfeiture.   Any portion of the recipient’s restricted stock equivalents that are not vested will be forfeited upon:
a.	the recipient’s involuntary termination for cause;
b.	the recipient’s voluntary termination prior to attainment of age 55;
c.	a determination by the Committee that the recipient engaged in competition with the Company; or
c.	a determination by the Committee that the recipient engaged in activity or conduct contrary to the best interests of the Company, as described in the Plan.

The form of the Non-Qualified Stock Option Agreement is attached to this filing as Exhibit 10.1, and the form of the Restricted Stock Equivalent Award Agreement is attached to this filing as Exhibit 10.2.

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SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Daniel J. Sescleifer

Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer
Dated: October 25, 2004

EXHIBIT INDEX

Exhibit No.

10.1        Form of Non-Qualified Stock Option Agreement.

10.2        Form of Restricted Stock Equivalent Award Agreement.